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                          ESCROW AND SECURITY AGREEMENT


                            Dated as of July 17, 1998


                                      From


                              DISCOVERY ZONE, INC.,


                                   as Pledgor


                                       to


                        FIRSTAR BANK OF MINNESOTA, N.A.,


                          as Trustee and Security Agent



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                          ESCROW AND SECURITY AGREEMENT


                  This ESCROW AND SECURITY AGREEMENT (as amended, restated, supplemented or modified from time to time, this "Escrow and Security Agreement") is made and entered into as of July 17, 1998 by and among DISCOVERY ZONE, INC., a Delaware corporation (the "Pledgor"), having its principal office at 565 Taxter Road, Elmsford, New York 10523, JEFFERIES & COMPANY, INC., acting as the Initial Purchaser (the "Initial Purchaser"), and FIRSTAR BANK OF MINNESOTA, N.A., as trustee and collateral agent under the Indenture (as defined below), having an office at 101 East 5th Street, St. Paul, Minnesota 55101 (in such capacity, the "Trustee") for the holders (the "Holders") of the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below, and FIRSTAR BANK OF MINNESOTA, N.A., as Securities Intermediary having an office at 101 East 5th Street, St. Paul, Minnesota 55101 (in such capacity, the "Security Agent"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the UCC (as defined below) and the Federal Regulations contained in Subpart D of 31 C.F.R. Part 357.


                              W I T N E S S E T H:


                  WHEREAS, the Pledgor and the Initial Purchaser are parties to a Purchase Agreement, dated July 17, 1998 (the "Purchase Agreement"), pursuant to which the Pledgor will issue and sell to the Initial Purchaser 20,000 Units, each consisting of $1,000 principal amount of its 13 1/2% Senior Collateralized Notes due 2002 (collectively, as replaced or exchanged by the 13 1/2% Senior Collateralized Notes due 2002, Series B, or otherwise, the "Notes"), and warrants to purchase shares of the Pledgor's common stock;

                  WHEREAS, the Pledgor and the Trustee, have entered into that certain Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing the Initial Notes on the date hereof;

                  WHEREAS, pursuant to the Purchase Agreement and the Indenture, the Pledgor is required to deposit on the Issue Date any combination of cash, securities, instruments and certificates in an escrow account established by the Trustee with the Security Agent (such account, together with any successor account, the "Escrowed Interest Account") to be held by the Trustee for its benefit and the ratable benefit of the Holders to secure the Pledgor's obligation (i) to provide for payment in full of any and all scheduled payments of interest due on the Notes from the Issue Date through August 1, 1999 and (ii) in the event that the Notes are required to be redeemed or prepaid or otherwise become due and payable prior to August 1, 1999, to secure the partial repayment of the principal, premium, if any, and interest on the Notes that are redeemed, prepaid or otherwise due and payable (collectively, the "Obligations");



                                       -1-


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                  WHEREAS, the Security Agent has established a Securities
Account (the "New York Securities Intermediary Account") with Bankers Trust Company, New York, New York (together with any successors or assigns, the "New York Securities Intermediary") as Security Agent's Securities Intermediary located in New York, New York in which the Collateral (as defined below) deposited into the Escrowed Interest Account will be held;

                  WHEREAS, pursuant to the terms and conditions of this Escrow and Security Agreement, the Pledgor shall instruct the Trustee, and the Trustee shall instruct the Security Agent, to purchase or caused to be purchased, with all or a portion of the Escrowed Funds (as hereinafter defined), Securities Entitlements in certain Pledged Securities (as hereinafter defined) to be credited to the Escrowed Interest Account in the name of the Trustee (or as otherwise required in accordance with applicable law), and under the sole dominion and control (including "control" as defined in UCC ss. 9-115(1)(e)) of the Trustee, with respect to which the Trustee is the sole Entitlement Holder, as set forth herein;

                  WHEREAS, pursuant to the terms and conditions of this Escrow and Security Agreement, the Security Agent shall instruct the New York Securities Intermediary to purchase or cause to be purchased, with all or a portion of the Escrowed Funds, Securities Entitlements in certain Pledged Securities to be credited to the Escrowed Interest Account through the New York Securities Intermediary Account in the name of the Trustee (or as otherwise required in accordance with applicable law), and under the sole dominion and control (including "control" as defined in UCC ss. 9-115(1)(e)) of the Security Agent with respect to which the Security Agent is the sole Entitlement Holder, as set forth herein; and

                  WHEREAS, to secure the Obligations of the Pledgor, the Pledgor has agreed to (i) pledge to the Trustee for its benefit and the ratable benefit of the Holders, a security interest in the Escrowed Funds, the Pledged Securities and the other Collateral (as hereinafter defined) and (ii) execute and deliver this Escrow and Security Agreement in order to secure the payment and performance by the Pledgor of all the Obligations.


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the Holders to purchase the Notes, the Pledgor, the Initial Purchaser, the Trustee and the Security Agent hereby agree, for the benefit of the Trustee and the Security Agent and for the ratable benefit of the Holders, as follows:

                  SECTION 1.   Definitions; Appointment; Deposit and Investment.

                  1.1 Definitions. All defined terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. Unless otherwise defined herein or in the Indenture, terms used in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") are used herein as therein defined.



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                  1.2 Pledge and Grant of Security Interest. As security for the prompt and complete payment and performance of the Obligations (whether at the stated maturity, by acceleration or otherwise), the Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders, and hereby grants to the Trustee for its benefit and for the ratable benefit of the Holders, a continuing first priority perfected security interest in and to all of the Pledgor's right, title and interest in, to and under the following (hereinafter collectively referred to as the "Collateral"), whether characterized as investment property, general intangibles or otherwise: (a) the Escrowed Interest Account, all funds and securities or other investment property held therein and all certificates and instruments, if any, from time to time representing or evidencing the Escrowed Interest Account, including, without limitation, the Escrowed Funds and the Pledged Securities, and any and all Security Entitlements to the Escrowed Funds and the Pledged Securities, and any and all related Securities Accounts in which Security Entitlements to the Escrowed Funds and the Pledged Securities are carried, (b) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Security Agent for or on behalf of the Pledgor in substitution for or in addition to any or all then existing Collateral, (c) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral, and
(d) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses
(a) - (c) above) and, to the extent not otherwise included, all cash.

                  1.3. Deposit of Escrowed Funds. Concurrently, with the execution and delivery of this Escrow and Security Agreement, the Pledgor has deposited, or caused the Initial Purchaser to deposit $2,800,000 in cash (collectively, the "Escrowed Funds") into the Escrowed Interest Account or such greater amount as will be sufficient to provide for payment in full of the first five (5) scheduled interest payments due on the outstanding Notes, being all such scheduled interest payments from August 1, 1998 through August 1, 1999 (inclusive of the interest payments due and owing on August 1, 1998 and August 1, 1999, respectively). Until the date upon which the Escrowed Funds are invested in accordance with Section 1.4 or Section 5, the Security Agent shall invest the Escrowed Funds in money market accounts with any bank having capital surplus and undivided profits aggregating at least $500 million or money market funds investing only in U.S. Government Obligations to the extent such accounts or funds do not impose any fee, cost or expense (such as a breakage fee) in connection with any withdrawal, termination or liquidation of any such investment; provided, however, that for the first Business Day from the Issue Date the Escrowed Funds shall be invested in the instruments described in clause
(iv) of the definition of Cash Equivalent in the Indenture.

                  1.4. Purchase of Pledged Securities. At the direction of the Pledgor, as set forth in a written notice (the "Pledged Securities Notice"), the first of which will be delivered to the Security Agent, no later than three business days after the date of this Escrow and Security Agreement, the form of which is acceptable to the Security Agent, the Security Agent shall invest the Escrowed Funds in U.S. Government Obligations in the manner as directed in the Pledged Securities Notice (such U.S. Government Obligations, hereinafter, the "Pledged Securities"); provided, to accomplish such investment the Security


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Agent shall obtain a Securities Entitlement in Pledged Securities that are registered in the name of the New York Securities Intermediary on the records of the FRBNY (as defined below) and credited by the New York Securities Intermediary to the New York Securities Intermediary Account, which Securities Entitlement shall be credited by the Security Agent to the Escrowed Interest Account, for the benefit of the Trustee and the ratable benefit of the Holders in accordance with the terms and conditions of this Escrow and Security Agreement. Each Pledged Securities Notice shall specify the amount and nature of the Pledged Securities required to be purchased by the Security Agent through the New York Securities Intermediary with the Escrowed Funds and contain all necessary directions or authorizations necessary or reasonably required by the Security Agent to make such investment. The initial Pledged Securities Notice shall be accompanied by a written opinion of a nationally recognized firm of independent public accountants or a recognized financial advisor, selected by the Pledgor and approved by the Initial Purchaser (the "Independent Financial Advisor"), in form and substance reasonably acceptable to the Security Agent and the Trustee, confirming that the aggregate amount of the Pledged Securities and Escrowed Funds, after giving effect to the investment in the Pledged Securities referred to in such Pledged Securities Notice, will be sufficient upon receipt of scheduled interest and principal payments of all Pledged Securities to provide for payment in full of all scheduled interest payments due on the outstanding Notes during the period commencing on the Issue Date and ending on August 1, 1999.

                  SECTION 2. Security for Obligation. This Escrow and Security Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations.

                  SECTION 3. Delivery of Pledged Securities; Escrowed Interest Account; Interest. (a) The Trustee shall become the holder of a Security Entitlement to the Pledged Securities through action by the Security Agent, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by the Security Agent (i) indicating by book-entry that the Pledged Securities and all Security Entitlements thereto have been credited to the Escrowed Interest Account, or (ii) acquiring the Pledged Securities or a Security Entitlement thereto for the Trustee and accepting the same for credit to the Escrowed Interest Account. All securities or other property underlying any Financial Assets credited to the Escrowed Interest Account shall be registered in the name of the Security Agent, endorsed to the Security Agent or in blank or credited to the New York Securities Intermediary Account maintained by the New York Securities Intermediary and in no case will any Financial Asset credited to the Escrowed Interest Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially endorsed to the Pledgor except to the extent the foregoing have been specially endorsed to the Security Agent or in blank. The Security Agent shall become the holder of a Security Entitlement to the Pledged Securities through action by the New York Securities Intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Security Agent by the New York Securities Intermediary (i) indicating by book-entry that the Pledged Securities and all Security Entitlements thereto have been credited to the New York Securities Intermediary Account, or (ii) acquiring the Pledged Securities or a Security Entitlement thereto for the Security Agent and accepting the same for credit to the New York


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Securities Intermediary Account. All securities or other property underlying any
Financial Assets credited to the New York Securities Intermediary Account shall be registered in the name of the New York Securities Intermediary, endorsed to the New York Securities Intermediary or in blank or credited to another securities account maintained in the name of the New York Securities
Intermediary and in no case will any Financial Asset credited to the New York Securities Intermediary Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially endorsed to the Pledgor except to the extent the foregoing have been specially endorsed to the New York Securities Intermediary or in blank.

                           (b) Prior to or concurrently with the execution and
delivery hereof and prior to the transfer to the Trustee of the Pledged Securities (or acquisition by the Trustee of any Security Entitlement thereto) as provided in subsection (a) of this Section 3, the Trustee shall establish with the Security Agent the Escrowed Interest Account, as identified on Schedule A hereto, on the books of the Security Agent as a Securities Account and the Security Agent shall simultaneously establish or shall have established with the New York Securities Intermediary, the New York Securities Intermediary Account, as identified on Schedule A hereto, on the books of the New York Securities Intermediary as a Securities Account which the New York Securities Intermediary shall maintain at the offices of the New York Securities Intermediary located at 280 Park Avenue, New York, New York as a Securities Account at the Federal Reserve Bank of New York ("FRBNY"). Upon transfer of the Pledged Securities to the Escrowed Interest Account, and in turn, to the New York Securities Intermediary Account, the New York Securities Intermediary shall make appropriate book entries indicating that the Pledged Securities and/or such Security Entitlement have been registered in the name of the New York Securities Intermediary, as Securities Intermediary for the Security Agent, who in turn is Securities Intermediary for the Trustee, each of which will continuously be maintained on the books of the issuer of the Pledged Securities in the State of New York. Subject to the other terms and conditions of this Escrow and Security Agreement, (i) all funds or other property held by the Trustee pursuant to this Escrow and Security Agreement shall be promptly delivered to the Security Agent and held in and credited to the Escrowed Interest Account through the New York Securities Intermediary Account subject (except as expressly provided in Section 7 (a), (b) and (g) hereof) to the exclusive dominion and control (including "control" as defined in UCC ss. 9-115(1)(e) and UCC ss. 8-106) of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee and (ii) all funds or other property held by the Security Agent pursuant to this Escrow and Security Agreement to be applied to purchase Securities Entitlements with respect to U.S. Government Obligations shall be promptly delivered to the New York Securities Intermediary and held in and credited to the New York Securities Intermediary Account subject (except as expressly provided in Section 7(a), (b) and (g) hereof) to the exclusive dominion and control (including "control" as defined in UCC ss. 9-115(1)(e) and UCC ss. 8-106) of the Security Agent and exclusively for the benefit of Security Agent for the benefit of the Trustee and segregated from all other funds or property otherwise held by the Security Agreement. The Escrowed Interest Account shall be maintained by the Security Agent as a Securities Account to which Financial Assets are or may be credited, and the New York Securities Intermediary and the Security Agent shall, subject to the terms and conditions hereof, treat the Trustee as the party entitled to exercise


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the rights with respect to any Financial Asset credited to the Escrowed Interest
Account. The New York Securities Intermediary Account shall be maintained at the New York Securities Intermediary for the Security Agent as a Securities Account to which Financial Assets are or may be credited and shall, subject to the terms and conditions hereof, with the Security Agent as the party entitled to exercise the rights with respect to any Financial Asset credited thereto. All securities or other property underlying any Financial Assets credited to the Escrowed Interest Account through the New York Securities Intermediary Account shall be registered in the name of the Security Agent endorsed to the Security Agent or in blank or credited to another securities account maintained in the New York Securities Intermediary Account in the name of the Security Agent (or the New York Securities Intermediary for the Security Agent) and in no case will any Financial Asset credited to the Escrowed Interest Account or the New York Securities Intermediary Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially endorsed to the Pledgor except to the extent the foregoing have been specially endorsed to the Security Agent or in blank.

                           (c) The Trustee and the Security Agent, as the case
may be, shall, in accordance with all applicable laws, have sole dominion and control (including "control" as defined in UCC ss.9-115(1)(e) and UCC ss. 8-106) over the Escrowed Interest Account, and it shall be a term and condition of the Escrowed Interest Account and the Pledgor irrevocably instructs the Trustee and the Security Agent, notwithstanding any other term or condition to the contrary in any other agreement, that no Pledged Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Escrow and Security Agreement.

                           (d) The Trustee and the Security Agent, as the case
may be, shall, in accordance with and subject to all applicable laws, be the sole entitlement holders of, and have the sole power to originate "Entitlement Orders" (as defined in UCC ss. 8-102(a)(8)) with respect to, the Escrowed Interest Account and the New York Securities Intermediary Account, respectively, and all U.S. Government Obligations held with respect thereto, and it shall be a term and condition of the Escrowed Interest Account and the Security Agent, as the case may be, that the Trustee and the Security Agent, respectively, shall have the right to issue such Entitlement Orders with respect to the Escrowed Interested Account and the New York Securities Intermediary Account, respectively, and all assets and properties from time to time carried in the Escrowed Interest Account and the New York Securities Intermediary Account, respectively, including Security Entitlements and other "Financial Assets" (as defined in UCC ss. 8-102(a)(9); it being agreed by each of the parties hereto that all such assets and properties from time to time carried in the Escrowed Interest Account shall be treated as "Financial Assets" for the purpose of the UCC pursuant to UCC ss.8-102(a)(9)(iii)) without further consent of the Pledgor or any other Person (except, to the extent required under the Indenture, of the Holders), and that no Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Escrow and Security Agreement.

                           (e) All Collateral shall be retained in the Escrowed
Interest Account, including Securities Entitlements with respect to Pledged Securities that are credited


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to the New York Securities Intermediary Account, pending disbursement pursuant to the terms hereof.

                           (f) Concurrently with the execution and delivery of
this Escrow and Security Agreement, the Trustee and the Security Agent are delivering to the Pledgor and to the Initial Purchaser, a duly executed certificate, in the form of Exhibit A hereto, of an officer of the Trustee, confirming the Trustee's establishment and maintenance of the Escrowed Interest Account and the New York Securities Intermediary Account, all accordance with this Escrow and Security Agreement.

                           (g) Concurrently with the execution and delivery of
this Escrow and Security Agreement, the Pledgor shall deliver to the Trustee acknowledgement copies or stamped receipt copies of proper financing statements, duly filed under the UCC of the State of New York, covering the Collateral described in this Escrow and Security Agreement.

                           (h) In the event that the Security Agent has or
subsequently obtains by agreement, operation of law or otherwise a security interest in the Escrowed Interest Account or any Security Entitlement credited thereto, the Security Agent hereby agrees that such security interest shall be subordinate to the security interest of the Trustee. The Financial Assets and other items deposited to the Escrowed Interest Account or the New York Securities Intermediary Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Trustee.


                  SECTION 4.   Maintaining the Security Account.

                           (a) So long as any Obligation shall remain unpaid,
the Pledgor will maintain the Escrowed Interest Account with the Security Agent, which shall maintain the New York Securities Intermediary Account with the New York Securities Intermediary or otherwise with a Securities Intermediary in New York, New York.

                           (b) It shall be a term and condition of the Escrowed
Interest Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Escrowed Interest Account, and except as otherwise provided by the provisions of Section 7 and Section 14, that no amount (including interest on Escrowed Funds or Pledged Securities) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person (other than the Trustee for the benefit of the Holders), from the Escrowed Interest Account.

                           (c) The Escrowed Interest Account and New York
Securities Intermediary Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

                   SECTION 5. Investments. If requested in writing by the Pledgor, the Security Agent will, subject to the provisions of Section 7 and
Section 14, from time to time


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(a) invest Escrowed Funds and other amounts on deposit in the Escrowed Interest
Account or the New York Securities Intermediary Account (other than Pledged Securities) in accordance with Section 1.4 in the name of the Security Agent, as the Pledgor may select in writing, and (b) invest interest paid on the Pledged Securities referred to in clause (a) above, and so reinvest other proceeds of such Pledged Securities that may mature or be sold, in each case in accordance with Section 1.4 in the name of the Security Agent, as the Pledgor may select in writing, all of which Pledged Securities shall be maintained in the Escrowed Interest Account or, as the case may be, through the New York Securities Intermediary Account. Interest and proceeds that are not invested or reinvested in Pledged Securities as provided above shall at the option of Pledgor, either be deposited or remain on deposit in, as the case may be, and held in the Escrowed Interest Account or the New York Securities Intermediary Account. In no event shall the Security Agent be liable for any loss in the investment or reinvestment of amounts held in the Escrowed Interest Account or the New York Securities Intermediary Account. All such investments selected by the Pledgor shall be subject to availability to the Security Agent. The Security Agent and the Trustee shall be under no duty to invest (or otherwise pay interest on) any amounts held by it hereunder, absent specific written investment instructions from the Pledgor in accordance with the terms hereof.

                  SECTION 6. Security Agent's Representations, Warranties and Covenants. The Security Agent represents and warrants that it is as of the date hereof, and it agrees that for so long as it maintains the Escrowed Interest Account and the New York Securities Intermediary Account and acts as Securities Intermediary pursuant to this Escrow and Security Agreement it, and the New York Securities Intermediary, shall be a "Securities Intermediary" (as defined in the UCC and in 31 C.F.R. ss.357.2) and the New York Securities Intermediary shall be eligible to maintain, and does maintain, a Participant's Securities Account (as defined in 31 C.F.R. ss.357.2) in the name of the New York Securities Intermediary with the FRBNY (a "FRBNY Member Securities Account"). In furtherance of the foregoing, the Security Agent hereby:

                           (a) represents and warrants that it is a corporation
that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity hereunder and with respect to the Escrowed Interest Account and that the New York Securities Intermediary in the ordinary course of its business, maintains Securities Accounts for others and is acting in that capacity hereunder and with respect to the Escrowed Interest Account through the New York Securities Intermediary Account;

                           (b) represents and warrants that it maintains the New
York Securities Intermediary Account at the New York Securities Intermediary which account is an FRBNY Member Securities Account with the FRBNY and that the U.S. Government Obligations constituting the Pledged Securities transferred to the Security Agent and, in turn, the New York Securities Intermediary pursuant to Section 3 have been credited to the FRBNY Member Securities Account;

                           (c) agrees that the Escrowed Interest Account shall
be an account to which Financial Assets may be credited, and the Security Agent undertakes to treat the


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Trustee as the sole person entitled to exercise rights that comprise (and entitled to the benefits of) such Financial Assets, and entitled to exercise the rights of an Entitlement Holder and control in the manner contemplated by the UCC, and further agrees to identify the Trustee in the records of the Security Agent as the sole person having a Security Entitlement against the Security Agent with respect to the Escrowed Interest Account and all Financial Assets credited thereto and further agrees that the New York Securities Intermediary Account shall be an account to which Financial Assets may be credited, and the Security Agent shall be the sole person entitled to exercise rights that comprise (and entitled to the benefits of) such Financial Assets, and entitled to exercise the rights of an Entitlement Holder and control in the manner contemplated by the UCC, and further agrees it shall be identified in the records of the Security Agent and the New York Securities Intermediary as the sole person having a Security Entitlement against thereto with respect to the New York Securities Intermediary Account and all Financial Assets credited thereto;

                           (d) hereby represents and warrants that it has not
granted, and covenants that so long as it acts as the Security Agent hereunder it shall not grant, control (including, without limitation, "control" as defined in UCC ss.9-115(1)(e)) over or with respect to any Pledged Securities or Escrowed Funds credited to the Escrowed Interest Account or the New York Securities Intermediary Account from time to time to any other Person other than the Trustee;

                           (e) covenants that in its capacity as Security Agent
hereunder and with respect to the Escrowed Interest Account and the New York Securities Intermediary Account, it shall not take any action inconsistent with, and represents and covenants that it is not and so long as this Escrow and Security Agreement remains in effect will not become party to any agreement, the terms of which are inconsistent with the provisions of this Escrow and Security Agreement;

                           (f) agrees, with the other parties to this Escrow and
Security Agreement, that any item of property credited to the Escrowed Interest Account or the New York Securities Intermediary Account shall be treated as a Financial Asset;

                           (g) agrees, with the other parties to this Escrow and
Security Agreement, so long as it serves as the Security Agent pursuant to this Escrow and Security Agreement, to maintain the Escrowed Interest Account and the New York Securities Intermediary Account, each as a Securities Account and maintain appropriate books and records in respect thereof in accordance with its usual procedures and subject to the terms of this Escrow and Security Agreement;

                           (h) agrees, with the other parties to this Escrow and
Security Agreement, that the Security Agent's and the New York Securities Intermediary's jurisdiction, respectively, for purposes of UCC ss. 8-110(e) and 31 C.F.R. 357.11(b) as it pertains to this Escrow and Security Agreement, the Escrowed Interest Account, the New York Securities Intermediary Account, and Security Entitlements relating thereto, shall be the State of New York;



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                           (i) agrees that it is and shall remain a Securities
Entitlement holder in the Escrowed Interest Account and the New York Securities Intermediary Account held at the New York Securities Intermediary or other Securities Intermediary in New York, New York; and

                           (j) represents and warrants that: (i) there are no
other agreements entered into between the Security Agent and the Pledgor with respect to the Escrowed Interest Account or the New York Securities Intermediary Account and (ii) except for the claims and interest of the Trustee and of the Pledgor in the Escrowed Interest Account, the Security Agent does not know of any claim to, or interest in, the Escrowed Interest Account or the New York Securities Intermediary Account or in any Financial Asset credited thereto. In the event of any conflict between this Escrow and Security Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Escrow and Security Agreement shall prevail.


                  SECTION 7. Disbursements. The Security Agent shall hold the Collateral in the Escrowed Interest Account, including Securities Entitlements with respect to the Book Entry Securities credited to the New York Securities Intermediary Account, and release the same, or a portion thereof, only as directed by the Trustee. The Trustee agrees to direct the Security Agent (and the Security Agent agrees to direct the New York Securities Intermediary) as follows:

                           (a) At least five Business Days prior to the due date
of any of the first five scheduled interest payments on the Notes from the Issue Date through August 1, 1999, the Pledgor may, pursuant to written instructions executed by the Pledgor (an "Issuer Order"), direct the Trustee to cause the Security Agent to release from the Escrowed Interest Account and pay to the Holders proceeds sufficient to provide for payment in full of the scheduled interest then due on the Notes. Upon receipt of an Issuer Order, the Trustee will take any action necessary to provide for the payment of the scheduled interest on the Notes in accordance with the payment provisions of the Indenture to the Holders from (and to the extent of) the Collateral, including Securities Entitlements with respect to the Pledged Securities maintained in the New York Securities Intermediary Account, Escrowed Funds and proceeds thereof in the Escrowed Interest Account. Nothing in this Section 7 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

                           (b) If the Pledgor makes any interest payment or
portion of an interest payment for which the Collateral is security from a source of funds other than the Escrowed Interest Account ("Pledgor Funds"), the Pledgor may, after payment in full of such interest payment or portion thereof from proceeds of the Collateral or such Pledgor Funds or both, direct the Security Agent to release to the Pledgor or to another party at the direction of the Pledgor (the "Pledgor's Designee"), net of any costs, fees or expenses (such as breakage fees) incurred to permit such release, proceeds from the Escrowed Interest Account, including with respect to Securities Entitlements in the Pledged Securities maintained in the New York Securities Intermediary Account, in an amount less than or equal to the amount of Pledgor Funds appropriately applied to such interest payment so that there remains in the Escrowed Interest Account, including with respect to Securities Entitlements in the Pledged Securities maintained in the New York Securities Intermediary Account, an amount at least sufficient to pay in full, after receipt of scheduled interest and principal payments on Pledged Securities, in the written opinion of an Independent Financial Advisor (which written opinion shall accompany any Issuer Order), the remaining of the first five interest payments due on the Notes. Upon receipt of an Issuer Order and the related written opinion of such Independent Financial Advisor by the Trustee, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the appropriate requested amount from proceeds in the Escrowed Interest Account, including with respect to Securities Entitlements in the Pledged Securities maintained in the New York Securities Intermediary Account. Immediately prior to any release of funds to the Pledgor pursuant to this
Section 7(b), Section 7(d) or Section 7(g), the Pledgor shall deliver to the Security Agent a certificate signed by an officer of the Pledgor stating that such release has been duly authorized by the Pledgor and will not contravene any provision of applicable law or the Certificate of Incorporation of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries or result in the creation or imposition of any security interest in or lien on any assets of the Pledgor, except for the security interests granted under this Escrow and Security Agreement.

                           (c) At least five Business Days prior to the due date
of any of the first five scheduled interest payments on the Notes (or one Business Day in the case of the first such interest payment), the Pledgor covenants to give the Trustee (by Issuer Order) notice as to the amount of interest that will be paid pursuant to Section 7(a) or (b) and as to the respective amounts of interest that will be paid pursuant to Section (a) or (b). If no such notice is given by such fifth Business Day (or one Business Day in the case of the first such interest payment) prior to the respective first five scheduled interest payments on the Notes, the Trustee will act pursuant to
Section 7(a) as if it had received an Issuer Order pursuant thereto for the payment in full of the scheduled interest then due.

                           (d) If Pledgor has optionally redeemed Notes with the
net proceeds of a Primary Offering, the Pledgor may, pursuant to an Issuer Order, direct the Trustee to release to Pledgor proceeds from the Escrowed Interest Account, including with respect to Securities Entitlements in the Pledged Securities maintained in the New York Securities Intermediary Account, in an amount which bears the same proportion to the aggregate value of the Collateral on deposit in or otherwise credited to Escrowed Interest Account, including the value of Securities Entitlements with respect to the New York Securities Intermediary Account, immediately prior to the release of such proceeds as the aggregate principal amount of the Notes so redeemed by Pledgor bears to the aggregate principal amount of the Notes outstanding immediately prior to such redemption, net of any costs, fees or expenses (such as breakage fees) incurred to permit such release, so that there remains in the Escrowed Interest Account, including Securities Entitlements with respect to the New York Securities Intermediary Account, an amount sufficient to pay in full, after receipt of scheduled interest and principal payments on Pledged Securities, in the written opinion of an Independent

Financial Advisor (which written opinion shall accompany any Issuer Order) the remaining of the first five interest payments due on the Notes. Immediately prior to any release of funds to the Pledgor pursuant to this Section 7(d), the Pledgor shall deliver any and all certificates described in and pursuant to
Section 7(b).

                           (e) Upon the occurrence and after the continuation of
an Event of Default, the Trustee in its sole and absolute discretion may apply any or all Collateral, including the Escrowed Funds and the Pledged Securities, to the payment of all Obligations and any and all principal of and interest and expenses on the Notes, in accordance with the terms and provisions of Section 14.

                           (f) Upon payment in full of the first five scheduled
interest payments on the Notes in a timely manner, and if no Event of Default has occurred and is continuing, the security interest in the Collateral evidenced by this Escrow and Security Agreement will automatically terminate and be of no further force and effect and upon receipt of an Issuer Order in accordance with Section 17.9(b) hereof, the Collateral remaining, if any, shall promptly be paid over and transferred to the Pledgor. Furthermore, upon the release of any Collateral from the Escrowed Interest Account or the New York Securities Intermediary Account in accordance with the terms of this Escrow and Security Agreement, whether upon release of Collateral to Holders as payment of interest or otherwise, the security interest evidenced by this Escrow and Security Agreement in such released Collateral will automatically terminate and be of no further force and effect.

                           (g) If at any time, the total of the Escrowed Funds
and the Pledged Securities exceed the amount sufficient to pay in full, after receipt of scheduled interest and principal payments on the Pledged Securities, in the written opinion of the Independent Financial Advisor delivered to the Trustee, the remaining of the first five scheduled interest payments due on the Notes, and no Event of Default has occurred and shall be continuing, the Pledgor may, pursuant to an Issuer Order, direct the Trustee to release from the Escrowed Interest Account or, as the case may be, the New York Securities Intermediary Account, any such overfunded amount of the Escrowed Funds (existing on the Issue Date) to the Pledgor, net of any costs, fees and expenses (such as brokerage fees) incurred to permit such release, so that there remains in the Escrowed Interest Account through the New York Securities Intermediary Account, an amount at least sufficient to pay in full, after receipt of scheduled interest and principal payments on the Pledged Securities, in such written opinion of the Independent Financial Advisor, the remaining of the first five scheduled interest payments due on the Notes. Immediately prior to any release of such funds to the Pledgor pursuant to this Section 7(g), the Pledgor shall deliver any and all certificates described in and pursuant to Section 7(b). Upon receipt of the foregoing certificates, Issuer Order and opinion, the Trustee shall pay over to the Pledgor such overfunded amounts, net of such costs, fees or expenses.

                           (h) The Trustee may, but shall not be required to,
liquidate any Escrowed Funds or Pledged Securities, in whole or in part, in order to make any scheduled payment of interest or any release or other required payment hereunder and shall not be responsible for any loss, cost or expense, including any breakage fee, diminution in principal or penalty in connection therewith, all of which loss, cost or expense shall be borne solely by the Pledgor.

                           (i) Nothing contained in Section 1, Section 5, this
Section 7 or any other provision of this Escrow and Security Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any Security Entitlement to the Escrowed Funds, the Pledged Securities or any securities account in which any such Security Entitlement may be carried, or otherwise afford the Pledgor control of any such Security Entitlement or (ii) otherwise give rise to any rights of Pledgor with respect to the Escrowed Funds, the Pledged Securities, any Security Entitlement thereto or any securities account in which any such Security Entitlement may be carried, other than the Pledgor's rights under this Escrow and Security Agreement as the beneficial owner of Collateral pledged to and subject to the exclusive dominion and control (including "control" as defined in UCC ss. 9-115(1)(e) and UCC ss. 8-106) (except as expressly provided in Sections 7(a) - (g) hereof) of the Trustee in its capacity as such (and not as a Securities Intermediary). The Pledgor acknowledges, confirms and agrees that the Trustee holds a Security Entitlement to the Escrowed Funds and the Pledged Securities, as applicable, solely as escrow agent for the Holders and not as a securities intermediary.

                   SECTION 8. Representations and Warranties. The Pledgor hereby represents and warrants that:

                           (a) The execution and delivery by the Pledgor of, and
the performance by the Pledgor of its obligations under, this Escrow and Security Agreement does not contravene any provision of applicable law or the Certificate of Incorporation of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any security interest on any assets of the Pledgor, except for the security interest granted under this Escrow and Security Agreement; no consent, approval, authorization or order of, or qualification with, any governmental body or agency that have not been obtained is required
(i) for the performance by the Pledgor of its obligations under this Escrow and Security Agreement, (ii) for the pledge by the Pledgor of the Collateral pursuant to this Escrow and Security Agreement or (iii) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Escrow and Security Agreement or the remedies in respect of the Collateral pursuant to this Escrow and Security Agreement.

                           (b) The Pledgor is the beneficial owner of the
Collateral, free and clear of any security interest or any Lien or claims of any person or entity (except for the security interests granted under this Escrow and Security Agreement). No financing statement covering the Pledgor's interest in the Collateral is on file in any public office other than the financing statements, if any, filed pursuant to this Escrow and Security Agreement and no notice to or arrangement with any financial institution (other than the Security Agent) has been made regarding any security interest in or Lien on or nominee arrangement for any Collateral.

                           (c) This Escrow and Security Agreement has been duly
authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Escrow and Security Agreement by the Trustee and the Security Agent and enforceability of the Escrow and Security Agreement against the Trustee and the Security Agent in accordance with its terms) constitutes the valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Section 14(b), Section 17.11 and Section 17.16 hereof may be limited by applicable law.

                           (d) Upon execution and delivery of this Escrow and
Security Agreement, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Security Agent and the Holders constitute a first priority perfected security interest in such Collateral, enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Collateral from the Pledgor).

                           (e) There are no legal or governmental proceedings
pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary will be subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Escrow and Security Agreement or to consummate the transactions contemplated hereby.

                           (f) The pledge of the Collateral pursuant to this
Escrow and Security Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

                           (g) No Event of Default, or event which with notice
or passage of time or both would be an Event of Default, exists.

                  SECTION 9. Further Assurances. The Pledgor will, promptly upon request by the Trustee (which request the Trustee may submit at the direction of the Holders of at least a majority in principal amount of the Notes then outstanding), execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee) or to effect the purposes of this Escrow and Security Agreement. The Pledgor also hereby authorizes the Trustee to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Pledgor will promptly pay all costs incurred in connection with any of the foregoing within 30 days of receipt of an invoice therefor. The Pledgor also agrees, whether or not requested by the Security Agent, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Security Agent).

                  SECTION 10. Covenants. The Pledgor covenants and agrees with the Trustee and the Holders that from and after the date of this Escrow and Security Agreement until the earlier of payment in full in cash of (x) each of the first five scheduled interest payments due on the Notes under the terms of the Indenture or (y) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment of the first five scheduled interest payments on the Notes:

                           (a) that (i) it will not (and will not purport to)
sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) it will not create or permit to exist any Lien upon or with respect to any of the Collateral (except for the security interests granted under this Escrow and Security Agreement and any Lien created by or arising through the Security Agent) and at all times will be the sole beneficial owner of the Collateral; or

                           (b) that it will not (i) enter into any agreement or
understanding that restricts or inhibits or purports to restrict or inhibit the Security Agent's rights or remedies hereunder, including, without limitation, the Security Agent's right to sell or otherwise dispose of the Collateral pursuant to the terms hereof or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral.

                  SECTION 11. Power of Attorney. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof;
(c) giving of any notices or recording of any Liens under Section 6 hereof; and
(d) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Security Agent in its sole reasonable discretion, and such payments made by the Security Agent to become part of the Obligations, due and payable immediately upon demand. The Security Agent's authority under this Section 11 shall include, without limitation, the authority to endorse and negotiate any checks, certificates or instruments representing proceeds of Collateral bearing the name of the Pledgor into the name of the Security Agent, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Escrow and Security Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

                  SECTION 12. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Trustee and the Holders in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Escrow and Security Agreement or otherwise exist against the Trustee. Except as provided by applicable law or by the Indenture, the Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession (directly or through the New York Securities Intermediary) if the Collateral is accorded treatment substantially equal to that which the Security Agent accords similar property held by the Security Agent for similar accounts, it being understood that the Security Agent in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Security Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral, provided, however, that nothing contained in this Escrow and Security Agreement shall relieve the Security Agent of any responsibilities as a securities intermediary under applicable law.

                  SECTION 13. Indemnity. The Pledgor shall indemnify, hold harmless and defend the Trustee and the Security Agent and their respective directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs and expenses, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Trustee's and Security Agent's performance under this Escrow and Security Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person.

                  SECTION 14. Remedies Upon Event of Default. If any Event of Default under the Indenture (any such Event of Default being referred to in this Escrow and Security Agreement as an "Event of Default") shall have occurred and be continuing:

                           (a) The Trustee and the Holders shall have, in
addition to all other rights given by law or by this Escrow and Security Agreement or the Indenture or any other Collateral Agreement, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time. In addition, with respect to any Collateral, the Trustee may and, at the direction of the Holders of a majority in principal amount of the Notes then outstanding, shall, sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Collateral threatens, in the reasonable judgment of the Trustee, to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is delivered to the address of the recipient in and in accordance with Section 17.1 hereof at least ten days before the time of the sale or disposition. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

                           (b) The Pledgor further agrees to do or cause to be
done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 14 valid and binding and in compliance with the Indenture and any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Trustee and the Holders, that the Trustee and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                  SECTION 15. Expenses. The Pledgor will upon demand pay to each of the Trustee and the Security Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by each of the Trustee and the Security Agent, that each of the Trustee and the Security Agent may incur in connection with (a) the review, negotiation and administration of this Escrow and Security Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders hereunder or
(d) the failure by the Pledgor to perform or observe any of the provisions hereof.

                   SECTION 16. Security Interest Absolute. All rights of the Trustee and the Holders and security interests and Liens hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                           (a) any lack of validity or enforceability of the
Indenture or any other agreement or instrument relating thereto;

                           (b) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Obligations or other obligations under the Indenture, or any other amendment or waiver of or any consent to any departure from the Indenture;

                           (c) any taking, exchange, surrender or release of, or
non-perfection of any Liens on, any other collateral for all or any of the Obligations, or any taking, release or amendment or waiver from any guaranty for all or any of the Obligations;

                           (d) any change, restructuring or termination of the
corporate structure or the existence of the Pledgor or any of its subsidiaries;
or

                           (e) to the extent permitted by applicable law, any
other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Escrow and Security Agreement.

                  SECTION 17.  Miscellaneous Provisions.

                  17.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Pledgor:

                           Discovery Zone, Inc.
                           565 Taxter Road, 5th Floor
                           Elmsford, New York  10523
                           Attn:  Chief Executive Officer
                           Telephone Number:   (914) 345-4500
                           Telecopy Number:    (914) 345-4527

                  with a copy to attn:   General Counsel
                                         Telecopy Number: (914) 345-4516
                  with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Attn:    Douglas P. Bartner, Esq.
                           Telephone Number:   (212) 848-4000
                           Telecopy Number:    (212) 848-7179

                  if to the Security Agent:

                           Firstar Bank of Minnesota, N.A.
                           101 East 5th Street
                           St. Paul, MN  55101
                           Attn:    Corporate Trust
                           Telephone Number:   (651) 229-2600
                           Telecopy Number:    (651) 229-6415

                  if to the Trustee:

                           Firstar Bank of Minnesota, N.A.
                           101 East 5th Street
                           St. Paul, MN  55101
                           Attn:    Corporate Trust
                           Telephone Number:   (651) 229-2600
                           Telecopy Number:    (651) 229-6415


                  Each of the Pledgor, the Trustee and Security Agent by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Pledgor or the Trustee and Security Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  17.2. No Adverse Interpretation of Other Agreements. This Escrow and Security Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Escrow and Security Agreement.

                  17.3. Severability. The provisions of this Escrow and Security Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Escrow and Security Agreement in any jurisdiction.

                  17.4. Headings. The headings in this Escrow and Security Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  17.5. Counterpart Originals. This Escrow and Security Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  17.6. Benefits of Escrow and Security Agreement. Nothing in this Escrow and Security Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Escrow and Security Agreement.

                  17.7. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Escrow and Security Agreement and any consent to any departure by the Pledgor from any provision of this Escrow and Security Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Security Agent nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Security Agent or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Security Agent or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Security Agent or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  17.8. Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Escrow and Security Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Escrow and Security Agreement shall not be relevant to determine the meaning of this Escrow and Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  17.9.  Continuing Security Interest; Termination.

                           (a) This Escrow and Security Agreement shall create a
continuing security interest in and to and Lien on the Collateral and shall, unless otherwise provided in the Indenture or in this Escrow and Security Agreement, remain in full force and effect until the payment in full in cash of the Obligations. This Escrow and Security Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Security Agent hereunder, to the benefit of the Trustee, the Holders and their respective successors, transferees and assigns.

                           (b) This Escrow and Security Agreement shall
terminate upon the payment in full in cash of the Obligations. At such time, the Trustee shall cause the Security Agent, pursuant to an Issuer Order, and subject to and in accordance with the applicable terms of the Indenture, if any, to reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Escrow and Security Agreement and the Indenture such that such Collateral will be subject in all respects to a valid and existing security interest and Lien under the Indenture and Security Agreement. Such reassignment and redelivery shall be without warranty by or recourse to the Security Agent in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Trustee (except as may be granted under the Indenture or Security Agreement or other Collateral Agreement), and shall be at the cost and expense of the Pledgor.

                  17.10. Survival Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Escrow and Security Agreement, and shall terminate only upon the termination of this Escrow and Security Agreement. The obligations of the Pledgor under Sections 13 and 15 hereof shall survive the termination of this Escrow and Security Agreement.

                  17.11. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

                  17.12.  Authority of the Security Agent.

                           (a) The Security Agent shall have and be entitled to
exercise all powers hereunder that are specifically granted to the Security Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Security Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Escrow and Security Agreement or the Indenture, neither the Security Agent nor any director, officer, employee, attorney or agent of the Security Agent shall be liable to the Pledgor for any action taken or omitted to be taken by the Security Agent, in its capacity as Security Agent, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Security Agent shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Security Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Security Agent shall have no duty to cause any financing statement or continuation statement to be filed in respect of the Collateral.

                           (b) The Pledgor acknowledges that the rights and
responsibilities of the Security Agent under this Escrow and Security Agreement with respect to any action taken by the Security Agent or the exercise or non-exercise by the Security Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Escrow and Security Agreement shall, as between the Security Agent and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Security Agent and the Pledgor, the Security Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

                           (c) The Security Agent shall maintain appropriate
books and records with respect to the Collateral in which shall be recorded all deposits and transactions in and disbursements from the Security Account and regarding the Pledged Securities and shall permit the Pledgor to inspect and to make copies of such books and records at the Pledgor's sole cost and expense.

                  17.13. Successor Security Agent. The term Security Agent shall mean the Person named as the "Security Agent" in the first paragraph of this Escrow and Security Agreement until a successor Security Agent shall have become such, and thereafter "Security Agent" shall mean the Person who is then the Security Agent hereunder. If the Security Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another entity, the resulting, surviving or transferee entity, without any further act, shall be the successor Security Agent.

                  17.14. Final Expression. This Escrow and Security Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Escrow and Security Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  17.15. Rights of Holders. No Holder of Notes shall have any rights granted to individual Holders pursuant to Section 6.7 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Security Agent under the Notes or the Indenture.

                  17.16. GOVERNING LAW, SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                           (a) THIS ESCROW AND SECURITY AGREEMENT SHALL BE
GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE SECURITY AGENT AND THE TRUSTEE AND/OR THE HOLDERS

IN CONNECTION WITH THIS ESCROW AND SECURITY AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, THE MATTERS IDENTIFIED IN 31 C.F.R. PART 357, 61 FED. REG. 43626 (AUGUST 23, 1996) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN. THE SECURITY ACCOUNT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE UCC, NEW YORK SHALL BE DEEMED TO BE THE SECURITY AGENT'S LOCATION AND THE ESCROWED INTEREST ACCOUNT (AS WELL AS THE SECURITIES ENTITLEMENTS RELATED THERETO) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                           (b) THE PLEDGOR AGREES THAT THE SECURITY AGENT SHALL,
IN ITS CAPACITY AS SECURITY AGENT OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE SECURITY AGENT TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE SECURITY AGENT. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE SECURITY AGENT TO REALIZE ON SUCH COLLATERAL OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE SECURITY AGENT, WITH RESPECT TO SUCH COLLATERAL, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                           (c) THE RIGHTS AND POWERS GRANTED TO THE SECURITY
AGENT HEREUNDER ARE BEING GRANTED IN ORDER TO PRESERVE AND PROTECT THE SECURITY INTEREST OF THE TRUSTEE AND THE HOLDERS IN AND TO THE COLLATERAL GRANTED HEREBY AND SHALL NOT BE INTERPRETED TO, AND SHALL NOT IMPOSE ANY DUTIES ON THE SECURITY AGENT IN CONNECTION THEREWITH OTHER THAN THOSE EXPRESSLY PROVIDED HEREIN OR IMPOSED UNDER APPLICABLE LAW AND NO IMPLIED COVENANTS, FUNCTIONS, RESPONSIBILITIES, DUTIES, OBLIGATIONS, OR LIABILITIES SHALL BE READ INTO THIS ESCROW AND SECURITY AGREEMENT OR OTHERWISE EXIST AGAINST THE SECURITY AGENT. EXCEPT AS PROVIDED BY APPLICABLE LAW OR BY THE INDENTURE, THE SECURITY AGENT SHALL

BE DEEMED TO HAVE EXERCISED REASONABLE CARE IN THE CUSTODY AND PRESERVATION OF THE COLLATERAL IN ITS POSSESSION IF THE COLLATERAL IS ACCORDED TREATMENT SUBSTANTIALLY EQUAL TO THAT WHICH THE SECURITY AGENT ACCORDS SIMILAR PROPERTY HELD BY THE SECURITY AGENT FOR SIMILAR ACCOUNTS, IT BEING UNDERSTOOD THAT THE SECURITY AGENT IN ITS CAPACITY AS SUCH SHALL NOT HAVE ANY RESPONSIBILITY FOR (A) ASCERTAINING OR TAKING ACTION WITH RESPECT TO CALLS, CONVERSIONS, EXCHANGES, MATURITIES OR OTHER MATTERS RELATIVE TO ANY COLLATERAL, WHETHER OR NOT THE SECURITY AGENT HAS OR IS DEEMED TO HAVE KNOWLEDGE OF SUCH MATTERS, (B) TAKING ANY NECESSARY STEPS TO PRESERVE RIGHTS AGAINST ANY PARTIES WITH RESPECT TO ANY COLLATERAL OR (C) INVESTING OR REINVESTING ANY OF THE COLLATERAL, PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS ESCROW AND SECURITY AGREEMENT SHALL RELIEVE THE SECURITY AGENT OF ANY RESPONSIBILITIES AS A SECURITIES INTERMEDIARY UNDER APPLICABLE LAW.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Pledgor, the Initial Purchaser, the Trustee and the Security Agent have each caused this Escrow and Security Agreement to be duly executed and delivered as of the date first above written.

                              Pledgor:

                              DISCOVERY ZONE, INC.


                              By:      /s/ Scott W. Bernstein
                                       -----------------------------------------
                              Name:    Scott W. Bernstein
                              Title:   President and Chief Executive Officer


                              Trustee:

                              FIRSTAR BANK OF MINNESOTA, N.A.


                              By:      /s/ Frank P. Leslie, III
                                       -----------------------------------------
                              Name:    Frank P. Leslie, III
                              Title:   Vice President



                              Initial Purchaser:

                              JEFFERIES & COMPANY, INC.


                              By:      /s/ Andrew Booth
                                       -----------------------------------------
                              Name:    Andrew Booth
                              Title:   Senior Vice President

                               Security Agent:

                               FIRSTAR BANK OF MINNESOTA, N.A.


                               By:      /s/ Frank P. Leslie, III
                                        ----------------------------------------
                               Name:    Frank P. Leslie, III
                               Title:   Vice President

                                                                       EXHIBIT A


                         FIRSTAR BANK OF MINNESOTA, N.A.
                              OFFICER'S CERTIFICATE

                  Pursuant to Section 6(f) of the Escrow and Security Agreement (the "Escrow and Security Agreement") dated as of July __, 1998 by and among Discovery Zone, Inc. (the "Pledgor"), Jefferies & Company, Inc. (the "Initial Purchaser"), Firstar Bank of Minnesota, N.A., as trustee (the "Trustee") and as securities intermediary (the "Security Agent"), for the holders of the Pledgor's 13 1/2% Senior Collateralized Notes, due 2002, the undersigned officer of the Security Agent, on behalf of the Security Agent, makes the following certifications to the Pledgor and the Initial Purchaser. Capitalized terms used and not defined in this Officer's Certificate have the meanings set forth or referred to in the Escrow and Security Agreement.

                  1. Substantially contemporaneously with the execution and delivery of this Officer's Certificate, the Security Agent has established: (i) a securities account at its offices, as Securities Intermediary, (the "Escrowed Interest Account") with respect to which the Trustee is the Entitlement Holder and through which the Trustee has acquired a Security Entitlement to Collateral and (ii) a securities account at the New York, New York offices of Bankers Trust Company, as Securities Intermediary (the "New York Securities Intermediary Account") with respect to which the Security Agent is the Entitlement Holder and through which the Security Agent has acquired a Security Entitlement to the Collateral. The Security Agent has sole dominion and control and has made appropriate book entries in its records establishing that such Collateral and the Trustee's security entitlement thereto have been credited to and are held in the Escrowed Interest Account or the New York Securities Intermediary Account, as applicable.

                  2. The Security Agent has established and maintained and will maintain the Escrowed Interest Account and the New York Securities Intermediary Account and all Securities Entitlements and other positions carried in the Escrowed Interest Account and the New York Securities Intermediary Account solely in its capacity as Security Agent and has not asserted and will not assert any claim to or interest in the Escrowed Interest Account or the New York Securities Intermediary Account or any such Securities Entitlements or other positions except in such capacity.

                  3. The Trustee has acquired its Security Entitlement to the Collateral for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Collateral is not and the Trustee's Security Entitlement to such Collateral is not, to the Trustee's knowledge, subject to any Lien granted by or to or arising through or in favor of any Securities Intermediary (including, without limitation, the Trustee or the Federal Reserve Bank of New York) through which the Trustee derives its Security Entitlement to the Collateral).

                  4. The Security Agent has not caused or permitted the Collateral or its Security Entitlement thereto or any other assets in the Escrowed Interest Account or the New York Securities Intermediary Account to become subject to any Lien created by or arising through the Security Agent.

                  IN WITNESS WHEREOF, the undersigned officer has executed this Officer's Certificate on behalf of Firstar Bank of Minnesota, N.A., as Trustee, and Firstar Bank of Minnesota, N.A., as Security Agent, this ____ day of July, 1998.


                                    FIRSTAR BANK OF MINNESOTA, N.A.
                                    as Trustee



                                    By:      ______________________________
                                             Name:    Frank P. Leslie, III
                                             Title:   Vice President


                                    FIRSTAR BANK OF MINNESOTA, N.A.
                                    as Security Agent



                                    By:      ______________________________
                                             Name:    Frank P. Leslie, III
                                             Title:   Vice President

                                   SCHEDULE A


Escrowed Interest Account:


Firstar Bank of Minnesota, N.A., as Trustee - Re: Discovery Zone, Inc. Firstar Bank of Minnesota, N.A.
Account No.:  80-52780-00




New York Securities Intermediary Account:


Firstar Bank of Minnesota, N.A., as Trustee - Re: Discovery Zone, Inc. Bankers Trust Company
Account No.:  01-500-832